EXHIBIT 99.906.CERT

CERTIFICATION PERSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Gregory J. Stumm and Sonia L. Bates, respectively, the Principal Executive Officer and Principal Financial Officer of the American Beacon Funds (the “Registrant”), each certify to the best of his or her knowledge and belief that:

1. The Registrant’s periodic report on Form N-CSR/A for the period covered by the Report (the “Form N-CSR/A”) fully complies with the requirements of Sections 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. The information contained in such Form N-CSR/A fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 10, 2025

/s/ Gregory J. Stumm
Gregory J. Stumm
Principal Executive Officer
American Beacon Funds

/s/ Sonia L. Bates
Sonia L. Bates
Principal Financial Officer
American Beacon Funds

This certification is being furnished pursuant to the requirements of Form N-CSR/A and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to American Beacon Funds and will be retained by American Beacon Funds and furnished to the U.S. Securities and Exchange Commission or its staff upon request.